EXHIBIT 4

GENERAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, EVELYN M. OVERSTREET, of Chester County, Pennsylvania 19460, hereby revoking all prior powers of attorney, do make and appoint my husband, JAMES K. OVERSTREET, and my daughter, ELIZABETH A. FIFER, or either one of them, my true and lawful attorneys. My attorneys may act for me and in my name:

1. To (a) endorse checks for deposit, collection, cash, or otherwise; (b) draw checks against any checking account; (c) withdraw from any savings account; and (d) generally transact all my banking business.

2. To demand and receive all moneys and other property due me from whatever source; to give receipts and releases therefore; to forgive debts to me.

3. Without obligation on any purchaser to ensure the application of any consideration paid, to (a) sell, lease, convey, transfer, pledge, mortgage, and exchange real and personal property of any kind; (b) make, execute, acknowledge, and deliver appropriate documents in connection therewith; (c) receive and receipt for the purchase money or other consideration; (d) exercise rights to subscribe and all other rights and privileges arising out of the ownership of securities.

4. To make, execute, and file (a) all Federal, state, and local tax returns and declarations of estimated tax required of me for any year, including (without limiting the generality of the foregoing) income, gift, excise, personal property, social security, and withholding tax; (b) protests, appeals, claims, and suits for refund in connection therewith or in connection with any tax heretofore or hereafter paid by or for me. In connection with the foregoing, to exercise (a) consents of spouse in gift tax returns and (b) joint income tax returns. Also to compromise and settle any tax claims.

5. To execute and deliver proxies to be used at corporate meetings.

6. To retain and continue (whether or not income-producing or resulting in lack of diversification) my interests in any business enterprises in which I am engaged or interested whatever the nature of such business or of my interest may be, and to carry on and continue the business; to expand, contract, and discontinue the same; to change the form in which the same may be conducted (whether corporation, partnership, sole proprietorship, joint venture, trust, syndication, or otherwise without limitation) to any form, and, in connection therewith, to organize and dissolve partnerships, corporations, and other business forms; to transfer and consent to the transfer of any asset thereof; and to do all things with respect thereto with the same force and effect as if they were acting on their own behalf as individuals and not as fiduciaries.

The fact that any one or more attorneys-in-fact may be associated or connected with said businesses in any way, whether as partner, director, officer, stockholder, employee, consultant, attorney, or otherwise, shall not disqualify them from receiving fees, commissions, and compensation under this Power of Attorney, and salaries, fees, commissions, and other compensation and profits from said businesses, and they shall be as free to act on behalf of said businesses and to enter into transactions therewith as if they were not attorneys-in-fact hereunder.

7. To enter any safe deposit box in my name at any bank; to remove any or all of the contents thereof.

8. To invest and reinvest any funds in any property, real or personal, of any kind or nature, including, without limitation, common and/or preferred stocks, secured or unsecured bonds, obligations, mortgages, securities of investment companies, interests in investment trusts, common trust funds, and all other securities, without being limited or restricted to investments prescribed or authorized by law for fiduciaries; it is my intention to give my attorneys-in-fact the same power of investment and reinvestment which I myself possess with respect to my own funds.

9. To purchase assets of any kind, including without limitation real estate, tangible property, and intangible property.

10.  To exercise options and rights of first refusal.

11.  To make gifts, including to an attorney-in-fact or her issue.

12.  To disclaim any interest in property.

13. To renounce or resign offices and positions, be they fiduciary, public, or private.

14. To withdraw and receive the income or corpus of a trust.

15. To borrow money and to give notes or security therefore.

16. To make any loans, either secured or unsecured, in such amounts and upon such terms, at such rates of interest, and to such firms, corporations, or individuals, including to an attorney-in-fact or her issue, as they deem appropriate.

17. To create a trust for my benefit or to make additions to an existing trust for my benefit.

18. To assign ownership, to surrender for cash value, increase coverage, and/or to change the beneficiary of any life insurance policies.

19.  To enter my mailbox, to receive all my mail, and to instruct the U. S. Postal Service to forward all my mail.

20. To negotiate on my behalf any lease or termination of any lease and to give notice under a lease of intent to vacate and terminate.

21. To deal with retirement plans (for example, make IRA contributions, rollovers, voluntary contributions, borrow from a plan, or elect payment options).

22. To complete my, or initiate on my behalf, charitable gifts or pledges.

23. To institute, settle, appeal, or dismiss administrative proceedings and litigation.

24. To reform estate planning documents (other than Wills) with approval of a court if they prove technically to be defective.

25. Generally, to take charge of all of my property and affairs.

26. Subject to any successors I name herein, to appoint successors hereunder with all or some of the powers herein conferred; to revoke such appointments.

27. To claim or waive an elective share of the estate of my deceased spouse.

28. To authorize my admission to a medical, nursing, residential, or similar facility and to enter into agreement for my care.

29. To authorize medical and surgical procedures.

30. To refuse authorization of artificial means or heroic measures to prolong my life if there is no reasonable expectation of my recovery from an illness or disability.

31. In addition to any and all other business powers provided for hereunder in dealing with the stock of any close corporation, any partnership or any other business interest forming a part of any of my assets or any trust established hereunder, to:

A. To disregard any principle of investment diversification and to retain any part or all of such interest as long as my attorney-in-fact considers it advisable to do so;

B. To sell any part or all of such interest at such time or times, for such prices, to such persons (including persons who are attorneys-in-fact hereunder) and on such terms and conditions as my attorney-in-fact may think advisable;

C. To do anything that may seem advisable with respect to the operation or liquidation of any such business or any change in the purpose, nature or structure of any such business;

D. To delegate authority to any director, stockholder, manager, agent, partner or employee, and to approve payment from the business of adequate compensation to any such person;

E. To cause the business to borrow money from a bank or the attorney-in-fact, regardless of any rule of law with respect to conflict of interest; and

F. To make additional investments in any such business.

I hereby approve, ratify, and confirm any action taken by my said attorneys and successors appointed hereunder, until this power is duly revoked under my hand and seal.

This power of attorney shall not be affected by my disability, incapacity, incompetency, or by uncertainty as to whether I am dead or alive.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 13th day of September, A. D. 1993.

SIGNED, SEALED, and DELIVERED
In the presence of:

/s/ David M. Frees, III	/s/ Evelyn M. Overstreet (SEAL)

/s/ David M. Frees, Jr.

COMMONWEALTH OF PENNSYLVANIA	:
: SS.
COUNTY OF CHESTER	:

On September 13, 1993, before me, the subscriber, a Notary Public in and for the County of Chester, personally appeared EVELYN M. OVERSTREET, and in due form or law acknowledged the within power of attorney to be her act and deed, and desired that the same might be recorded as such.

WITNESS my hand and notarial seal the day and year first above written.

/s/ Tara M. Kraft
Notary Public

NOTARIAL SEAL
TARA M. KRAFT, Notary Public
West Chester Boro, Chester County
My Commission Expires June 17, 1996